CUSIP NO. 98952410              13D            Page 15 of 16 Pages


                                                   CONFORMED COPY

                       TPG Partners II, L.P.
                       345 California Street
                      San Francisco, CA 94104


                                                  November 18, 1997


Warburg, Pincus Capital Company, L.P.
Warburg, Pincus & Co.
466 Lexington Avenue
New York, New York  10017

Gentlemen and Ladies:

           Reference is made to the Stockholders Voting Agreement (the "Voting Agreement") dated as of July 20, 1997, among TPG Partners II, L.P. ("Parent"), on the one hand, and Warburg, Pincus Capital Company, L.P. and Warburg, Pincus & Co., on the other hand, and to the Agreement and Plan of Merger, dated as of July 20, 1997, between Zilog, Inc. and Parent, as amended through the date hereof (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. The purpose of this letter agreement is to amend, pursuant to Section 9(a) of the Voting Agreement, Section 4 of the Voting Agreement. The parties hereto hereby agree to amend and restate Section 4 of the Voting Agreement to read in its entirety as follows:

                4. Election to Retain Company Stock and
      Stockholders Agreement. Warburg, Pincus Capital Company, L.P. hereby agrees that it will make and not revoke an effective Non-Cash Election with respect to and otherwise cause the Requisite Number (subject to adjustment in accordance with Section 2.4 of the Merger Agreement) of Subject Shares to be "Electing Shares" under the Merger Agreement. For purposes of this Agreement, the "Requisite Number" shall mean 375,000 less the aggregate number of Electing Shares, if any, held by holders of Shares other than Warburg, Pincus Capital Company, L.P.; provided, however, that in no event shall the Requisite Number be less than zero. Parent shall cause the Exchange Agent to provide Warburg, Pincus Capital Company, L.P., Parent and the Company with the information necessary as of the Election Date to determine the Requisite Number and to permit Warburg, Pincus Capital Company, L.P. to make the Non-Cash Election called for hereby. Each of the Stockholders hereby agrees that, except for the election required to be made by Warburg, Pincus Capital Company, L.P., neither Stockholder will make a Non-Cash Election with respect to any of the Subject Shares. Prior to the Effective Time, each of Warburg, Pincus Capital Company, L.P. and Parent agrees that it and the Company will enter into a Stockholders Agreement consistent with the provisions of Schedule B hereto (all of the material terms of which are summarized therein).

                            * * *

CUSIP NO. 98952410              13D            Page 16 of 16 Pages


           If the foregoing accurately sets forth your understandings and agreements with Parent, please execute this letter agreement in the space indicated below, whereupon this letter agreement will constitute a binding agreement among the signatories hereto.

                                  TPG PARTNERS II, L.P.

                                    By: TPG GenPar II, L.P.
                                        its General Partner,

                                    By: TPG Advisors II, Inc.
                                        its General Partner


                                    By: /s/ David M. Stanton
                                       --------------------------
                                    Name: David M. Stanton
                                    Title: Vice President


Accepted and Agreed to as of the date
first above written:

WARBURG, PINCUS CAPITAL COMPANY, L.P.

By: Warburg, Pincus & Co.,
    its General Partner,

By: /s/ William H. Janeway
   -------------------------------
Name: William H. Janeway
Title: A General Partner

WARBURG, PINCUS & CO.

By: /s/ William H. Janeway
   -------------------------------
Name: William H. Janeway
Title: A General Partner

Acknowledged as of the date
first above written:

ZILOG, INC.

By: /s/ Richard R. Pickard
   -------------------------------
Name:  Richard R. Pickard
Title:  Vice President, General Counsel and Secretary


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